Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2020 Second Quarter Results
Q2 Year-over-Year Revenue Up 2.7% and Gross Profit Up 5.9%
Company Revises and Narrows FY 2020 Outlook

DOTHAN, AL, May 8, 2020 – Construction Partners, Inc. (NASDAQ: ROAD) (the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today reported financial and operating results for its second fiscal quarter ended March 31, 2020. Results for the quarter included revenues of $168.7 million, an increase of 2.7%, gross profit of $21.0 million, an increase of 5.9%, net income of $1.5 million, a decrease of 63.5%, and adjusted EBITDA(1) of $14.2 million, an increase of 2.0%, compared to the same quarter last year.
Charles E. Owens, the Company’s President and Chief Executive Officer, stated, “We are pleased with our second quarter results. Notwithstanding the positive start to the year, we are all responding and adjusting to the unprecedented global health and economic impacts from COVID-19. First and foremost, we are focused on the safety and welfare of our employees, our customers, and the general public. In early March, we implemented additional safety protocols in response to the COVID-19 outbreak. As an essential business, we continued to work throughout the crisis, and we did not incur significant disruptions during the second quarter.”
Alan Palmer, the Company’s Executive Vice President and Chief Financial Officer, commented, “Our second quarter net income was adversely affected by a $1.4 million non-cash charge to interest expense related to interest swaps on our outstanding debt and a $0.8 million non-cash charge to other expense related to fuel swaps that we entered during the quarter to take advantage of historically low diesel fuel prices. We record these derivative instruments at their fair value and record changes in the fair value in current earnings.”
Project backlog at March 31, 2020 was $579.1 million, compared to $539.1 million at December 31, 2019 and $584.8 million at March 31, 2019. Palmer continued, “We maintain a construction backlog consisting primarily of recurring maintenance projects, and we continue to see opportunities to bid on these projects in our markets.”
Owens commented, “During the second quarter, we acquired two hot mix asphalt plants in the Florida panhandle. The Pensacola plant represents our entry into a new market with the ability to pursue a variety of public, private and Department of Defense projects. This transaction favorably positions us in the Florida panhandle, which we believe is poised for growth in the coming years. Also, this acquisition is already fully integrated.”
“Looking forward, while our operations in the second quarter were largely unaffected by COVID-19, visibility on longer-term public and private construction projects is less clear at this time. Taking into account future economic uncertainties, coupled with our current project work and construction backlog as of March 31, 2020, we are adjusting and narrowing our full-year outlook for fiscal 2020.”
Revised Fiscal Year 2020 Outlook
The Company has revised its outlook for fiscal year 2020 with regard to revenue, net income and Adjusted EBITDA, as follows:
–Revenue of $820 million to $830 million
–Net income of $32 million to $34 million
–Adjusted EBITDA (1) of $88 million to $91 million
(1) Adjusted EBITDA and Adjusted EBITDA margin are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Ned N. Fleming, III, the Company’s Executive Chairman, stated, “I’m extremely proud of our organization for always putting safety first. The entire team has exemplified this core value during the pandemic by quickly and effectively implementing new protocols to further the safety and welfare of our employees and the communities in which we work. We will continue to be prudent as we navigate forward through these dynamic economic times. However, we expect the demand for infrastructure projects throughout the country to persist, and we believe that we are well-positioned to continue executing on our proven strategy for long-term growth and value creation.”
Conference Call
The Company will conduct a conference call on Friday, May 8, 2020 at 9:00 a.m. Central Time to discuss financial and operating results for the quarter ended March 31, 2020. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through May 15, 2020 by calling (201) 612-7415 and using passcode 13701537#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 35 hot-mix asphalt plants, nine aggregate facilities and one liquid asphalt terminal. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; risks from the COVID-19 pandemic, and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Contacts:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow –

Construction Partners, Inc.
Consolidated Statements of Income
(unaudited, in thousands, except share and per share data)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2020	2019	2020	2019
Revenues	$168,679	$164,304	$343,993	$318,631
Cost of revenues	147,708	144,503	299,265	277,702
Gross profit	20,971	19,801	44,728	40,929
General and administrative expenses	(16,821)	(14,771)	(33,934)	(29,202)
Settlement income	—	—	—	—
Gain on sale of equipment, net	435	693	744	1,027
Operating income	4,585	5,723	11,538	12,754
Interest expense, net	(1,834)	(379)	(2,115)	(894)
Other income (expense)	(753)	123	(688)	106
Income before provision for income taxes and earnings from investment in joint venture	1,998	5,467	8,735	11,966
Provision for income taxes	531	1,488	1,850	3,139
Earnings from investment in joint venture	70	233	113	539
Net income	$1,537	$4,212	$6,998	$9,366

Net income per share attributable to common stockholders:
Basic	$0.03	$0.08	$0.14	$0.18
Diluted	$0.03	$0.08	$0.14	$0.18

Weighted average number of common shares outstanding:
Basic	51,489,211	51,414,619	51,489,211	51,414,619
Diluted	51,619,403	51,414,619	51,612,340	51,414,619

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2020	September 30, 2019
	(unaudited)
ASSETS
Current assets:
Cash	$53,794	$80,619
Contracts receivable including retainage, net	122,897	139,882
Costs and estimated earnings in excess of billings on uncompleted contracts	16,101	12,030
Inventories	42,010	34,291
Prepaid expenses and other current assets	11,547	13,144
Total current assets	246,349	279,966
Property, plant and equipment, net	240,083	205,870
Operating lease right of use assets	8,569	—
Goodwill	46,348	38,546
Intangible assets, net	3,329	3,434
Investment in joint venture	109	496
Other assets	1,952	2,284
Deferred income taxes, net	1,173	1,173
Total assets	$547,912	$531,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,990	$70,442
Billings in excess of costs and estimated earnings on uncompleted contracts	29,540	31,115
Current portion of operating lease liabilities	2,722	—
Current maturities of debt	8,457	7,538
Accrued expenses and other current liabilities	15,699	19,078
Total current liabilities	114,408	128,173
Long-term liabilities:
Long-term debt, net of current maturities	57,096	42,458
Operating lease liabilities, net of current portion	6,058	—
Deferred income taxes, net	11,480	11,480
Other long-term liabilities	7,759	6,108
Total long-term liabilities	82,393	60,046
Total liabilities	196,801	188,219

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized at March 31, 2020 and September 30, 2019 and no shares issued and outstanding	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 32,705,418 shares issued and outstanding at March 31, 2020, and 32,597,736 shares issued and outstanding at September 30, 2019	33	33
Class B common stock, par value $0.001; 100,000,000 shares authorized, 21,999,279 shares issued and 19,076,327 outstanding at March 31, 2020, and 22,106,961 shares issued and 19,184,009 shares outstanding at September 30, 2019	22	22
Additional paid-in capital	244,237	243,452
Treasury stock, at cost, 2,922,952 shares of Class B common stock, par value $0.001	(15,603)	(15,603)
Retained earnings	122,422	115,646
Total stockholders’ equity	351,111	343,550
Total liabilities and stockholders’ equity	$547,912	$531,769

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Six Months Ended
	March 31,
	2020	2019
Cash flows from operating activities:
Net income	$6,998	$9,366
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization of long-lived assets	19,031	14,639
Amortization of deferred debt issuance costs and debt discount	74	55
(Gain) loss on derivative instruments	2,263	331
Provision for bad debt	305	290
Gain on sale of equipment	(744)	(1,027)
Equity-based compensation expense	785	—
Earnings from investment in joint venture	(113)	(539)
Other non-cash adjustments	(11)	—
Changes in operating assets and liabilities, net of acquisition:
Contracts receivable including retainage, net	16,680	14,460
Costs and estimated earnings in excess of billings on uncompleted contracts	(4,071)	(3,261)
Inventories	(4,632)	(7,965)
Prepaid expenses and other current assets	1,597	(2,987)
Other assets	332	3,865
Accounts payable	(12,452)	(15,911)
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,575)	(4,081)
Accrued expenses and other current liabilities	(3,967)	(1,972)
Other long-term liabilities	(24)	36
Net cash provided by operating activities, net of acquisition	20,476	5,299
Cash flows from investing activities:
Purchases of property, plant and equipment	(34,512)	(19,802)
Proceeds from sale of equipment	1,419	2,585
Business acquisitions, net of cash acquired	(30,191)	(8,854)
Acquisition of liquid asphalt terminal assets	—	(10,848)
Distributions received from investment in joint venture	500	1,800
Net cash used in investing activities	(62,784)	(35,119)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of debt issuance costs and discount	24,777	—
Repayments of long-term debt	(9,294)	(7,406)
Net cash provided by (used in) financing activities	15,483	(7,406)
Net change in cash and cash equivalents	(26,825)	(37,226)
Cash and cash equivalents:
Beginning of period	80,619	99,137
End of period	$53,794	$61,911
Supplemental cash flow information:
Cash paid for interest	$924	$1,365
Cash paid for income taxes	$3,400	$1,532
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$1,140	$—
Cash paid for operating lease liabilities	$1,672	$—
Non-cash items:
Property, plant and equipment financed with accounts payable	$794	$369
Amounts payable to Seller in business combination	$2,642	$—

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion and amortization of long-lived assets, (iv) equity-based compensation expense and (v) certain management fees and expenses, and excludes income recognized in connection with a legal settlement between certain of the Company’s subsidiaries and a third party that did not directly relate to the Company’s business and that the Company does not expect to reoccur. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. Management uses Adjusted EBITDA and Adjusted EBITDA Margin as key performance indicators, and we believe they are measures frequently used by securities analysts, investors and other parties to evaluate companies in our industry. These measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP.

Our calculation of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.

The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA, and the calculation of Adjusted EBITDA Margin for each of the periods presented:

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Quarters Ended March 31, 2020 and 2019
(unaudited, in thousands, except percentages)

	For the Three Months Ended March 31,
	2020	2019
Net income	$1,537	$4,212
Interest expense, net	1,834	379
Provision for income taxes	531	1,488
Depreciation, depletion and amortization of long-lived assets	9,593	7,501
Equity-based compensation expense	390	—
Management fees and expenses (1)	357	387
Adjusted EBITDA	$14,242	$13,967
Revenues	$168,679	$164,304
Adjusted EBITDA Margin	8.4%	8.5%
(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2020 Updated Outlook
(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2020
	Low	High
Net income	$32,000	$34,000
Interest expense, net	3,300	3,300
Provision for income taxes	10,700	11,400
Depreciation, depletion and amortization of long-lived assets	39,000	39,300
Equity-based compensation expense	1,600	1,600
Management fees and expenses (1)	1,400	1,400
Adjusted EBITDA	$88,000	$91,000

(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.